             Benchmark Radio Acquisition Fund IV Limited Partnership
                         600 Congress Avenue, Suite 1400
                               Austin, Texas 78701
                                 (512) 404-6800

January 16, 1998

Mr. Richard Weening
Chairman
Cumulus Broadcasting, Inc.
330 E. Kilbourn Avenue, Suite 250
Milwaukee, Wisconsin 53202

     Re: Letter Agreement for the purchase of the radio stations referred to herein

Dear Mr. Weening:

      This letter agreement (this "Agreement") contains the terms and conditions upon which Cumulus Broadcasting, Inc., a Nevada corporation ("Broadcasting"), is willing to acquire the assets, other than the licenses issued by the Federal Communications Commission (the "FCC"), of radio stations WOSC-FM (Bethany Beach, Delaware) and WWFG-FM (Ocean City, Maryland) (the "Stations") from Benchmark Radio Acquisition Fund IV Limited Partnership, a Maryland limited partnership ("Fund IV"), and upon which Cumulus Licensing Corp., a Nevada corporation ("Licensing"), is willing to acquire the FCC licenses for the Stations from WOSC License Limited Partnership, a Maryland limited partnership, with respect to WOSC-FM ("Licensee 1") and WWFG License Limited Partnership, a Maryland limited partnership, with respect to WWFG-FM ("Licensee 2") (Fund IV, Licensee 1 and Licensee 2 being referred to herein collectively as "Seller"). (Broadcasting and Licensing are referred to herein, collectively, as "Buyer"):

      1. Assets. On the Closing Date (as hereinafter defined), Buyer shall purchase from Seller, and Seller shall sell to Buyer, all of the assets, properties, interests and rights of Seller, real and personal, tangible and intangible, owned or leased by Seller which are used or held for use in the operation of the Stations including, but not limited to, all the following: (i) licenses, permits and authorizations of any governmental authority, including the FCC, which FCC licenses, authorizations and permits are listed on Schedule 10(c) hereto; (ii) all real property (whether leased or owned), together with all appurtenant easements thereto, and all equipment, office furniture and other tangible personal property, including the real and personal property listed on Schedules 10(f) and 10(k) hereto; (iii) all documents, files, books and records, including the local public file; (iv) the right to use the call letters of each Station; (v) all slogans, programs, computer programs and


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Mr. Richard Weening
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January 16, 1998

software (to the extent assignable), programming material, trade names, service marks and copyrights; (vi) all leases, contracts and agreements listed on
Schedule 1 hereto (the "Assumed Contracts") and the rights to any security deposits thereunder; and (vii) goodwill related to each Station; but excluding cash or cash equivalents and accounts receivable of Seller, contracts or agreements to which Seller is a party (other than any Assumed Contracts), tangible and intangible personal property disposed of or consumed in the ordinary course of business and employee benefit plans and assets relating thereto (collectively, the "Excluded Assets"). The assets conveyed (the "Assets") will include all replacements and additions thereto between the date of this Agreement and the date on which the transactions contemplated hereby are consummated (the "Closing Date"). Seller agrees that it shall convey the Assets to Buyer free and clear of all liens, encumbrances and debts of any kind except to the extent expressly assumed by Buyer and except for Permitted Encumbrances. Permitted Encumbrances means (a) statutory liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (b) mechanics', carriers', workers', repairers', and other similar liens imposed by law arising or incurred in the ordinary course of business for obligations which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings, (c) in the case of leases of vehicles, rolling stock, and other personal property, encumbrances which do not, individually or in the aggregate, materially impair the use of such assets in the operation of the business at the facility at which such leased equipment or other personal property is located, (d) other liens, charges, easements, restrictions or other encumbrances incidental to the operation of the Stations or the ownership of the Stations' assets which were not incurred in connection with the borrowing of money or the advance of credit and which do not materially detract from the value of the assets of the Stations or materially interfere with the use thereof or the operation of such assets or the Stations, taken as a whole, (e) liens on leases of real property arising from the provisions of such leases, including, in relation to leased real property, any agreements and/or conditions imposed on the issuance of land use permits, zoning, business licenses, use permits, or other entitlements of various types issued by any governmental entity, necessary or beneficial to the continued use and occupancy of the Stations' assets or the continuation of the operation of the operation of the Stations, (f) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, (g) deposits to secure the performance of bids, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (h) unviolated zoning regulations and restrictive covenants and easements of record which do not detract from the value of the Real Property (hereinafter defined) and do not materially and adversely affect, impair or interfere with the use of any property affected thereby, and (i) public utility easements of record, in customary form, to serve the Real Property.


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Mr. Richard Weening
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January 16, 1998

      2. Purchase Price. Subject to the adjustments set forth in paragraph 3, the total purchase price for the Assets (the "Purchase Price") will be $7,500,000 payable by Buyer to Seller or its assigns in cash or wire transfer funds at the Closing (as hereinafter defined).

      3. Adjustments and Prorations. (a) All revenues arising from the operation of any Station earned or accrued up until 11:59 p.m. on the day prior to the Closing Date, and all operating expenses arising therefrom incurred, accrued or payable up until such time, including operating expenses arising under the Assumed Contracts, tower rentals, business and license fees, utility charges, real and personal property taxes levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, other taxes, wages, salaries, vacation, and sick and employee compensation pay shall be prorated between Buyer and Seller in accordance with the principle that, subject to the terms of the LMA (hereinafter defined), (i) Seller shall receive all revenues, refunds and deposits of Seller held by third parties, and shall be responsible for all operating expenses incurred, payable or allocable to the conduct of the business and operations of any Station for the period ending at 11:59 p.m. on the day prior to the Closing Date and (ii) Buyer shall receive all revenues earned or accrued and shall be responsible for all operating expenses incurred, payable or allocable to the conduct of the business and operations of any Station for the period commencing on and continuing after the Closing Date. An adjustment of the Purchase Price and proration shall be made in favor of Buyer to the extent that Buyer assumes any liability under any Assumed Contract to refund (or to credit against payments otherwise due) any security deposit or similar prepayment paid to Seller by any lessee or other third party which is not otherwise credited to Buyer. Subject to Buyer's receipt of appropriate estoppel certificates, an adjustment of the Purchase Price and proration shall be made in favor of Seller to the extent that Seller has made (A) any security deposit under any Assumed Contract whether or not there is a proration under such Assumed Contract or (B) other prepayment under any Assumed Contract for which there is a proration, to the extent Buyer receives the post-Closing benefits associated with such prepayment. Subject to the terms of the LMA, Seller shall be liable for all the costs of employee compensation relating to a Station properly attributable to or accruable on account of service with the Seller through 11:59 p.m. on the date prior to the Closing Date, including (1) all taxes and related contributions, vacations and sick pay and (2) all group medical, dental or death benefits for expenses incurred, related to or arising from events occurring on or prior to 11:59 p.m. on the date prior to the Closing Date, or death or disability occurring on or prior to 11:59 p.m. on the date prior to the Closing Date, whether reported by the Closing Date or thereafter. Subject to the terms of the LMA, Buyer will be liable for all of the costs of employee compensation (including the types of costs referred to in clauses (1) and (2) above) relating to a Station, properly attributable or accruable thereafter on account of service with Buyer.


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Mr. Richard Weening
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January 16, 1998

            (b) Adjustments or prorations pursuant to this paragraph 3 will, insofar as feasible, be determined and paid on the Closing Date based upon Seller's good faith calculation delivered to Buyer five days prior to the Closing Date and reasonably approved by Buyer, with final settlement and payment by the appropriate party occurring no later than 90 days after the Closing Date, unless there is a dispute with respect thereto (in which event the payment shall be made as set forth below). Within 60 days after the Closing Date, Buyer shall submit to Seller its good faith determination of the adjustments or prorations required by this paragraph 3. Buyer's determination of the amount of adjustment under this paragraph 3 shall be made in accordance with generally accepted accounting principles, consistently applied. If Seller disagrees with the determination made by Buyer of the adjustment, Seller shall give prompt written notice thereof, but in no event later than 20 days after notice of Buyer's determination, specifying in reasonable detail the nature and extent of the disagreement, and Buyer and Seller shall have a period of 30 days in which to resolve the disagreement. If the parties are unable to resolve the disagreement within the 30-day period, the matter shall be submitted to Ernst & Young, an independent certified public accounting firm, which accounting firm shall be directed to submit a final resolution within 30 days. The accounting firm's determination shall be binding on Buyer and Seller. Each party shall bear the fees and expenses of its own representatives, including its independent accountants, if any, and shall share equally the fees and expenses of Ernst & Young, if engaged, to resolve any disagreement between the parties. Within five business days following a final determination hereunder, the party obligated to make payment will make the payments determined to be due and owing in accordance with this paragraph 3.

      4. Assumption of Liabilities and Obligations. (a) Subject to the provisions of paragraph 7, as of the Closing Date, Broadcasting shall assume and undertake to pay, discharge and perform all the obligations and liabilities of Seller relating to a Station under the Assumed Contracts relating to the time period beginning on or arising out of events occurring on or after the Closing Date. Subject to the LMA, all other obligations and liabilities of Seller, including, without limitation, (i) obligations or liabilities under any contract not included in the Assumed Contracts, (ii) obligations or liabilities under any Assumed Contract for which a consent to assignment, if required, has not been obtained as of the Closing Date, (iii) any obligations and liabilities arising under the Assumed Contracts that relate to the time period prior to the Closing Date and (iv) any forfeiture, claim or pending litigation or proceeding relating to the business or operations of any Station prior to the Closing Date, shall remain and be the obligation and liability solely of Seller. Other than as specified in the first sentence of this paragraph 4, Buyer, directly or indirectly, shall assume no liabilities or obligations of Seller and shall not be liable therefor. If Buyer is liable by operation of law for liabilities of Seller not expressly assumed by Buyer, then Seller shall not be liable to Buyer with respect to such liabilities unless and to the extent Seller is liable to Buyer under Seller's indemnification obligations under paragraph 18.


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Mr. Richard Weening
Page 5
January 16, 1998

            (b) On the Closing Date, Broadcasting shall assume Seller's obligations under Trade Deals (hereinafter defined). The Trade Deals assumed by Broadcasting pursuant to the terms of this paragraph 4 shall be considered Assumed Contracts. "Trade Deals" means the exchanges prior to the commencement of the LMA by a Station of its advertising time for goods or services, other than in connection with the licensing of programs and programming material.
Schedule 4(b) sets forth a list of all the Trade Deals in effect as of the date hereof and the balance, in dollar value, of either Seller's obligations to the other party under such Trade Deals or the amount due Seller under such Trade Deals. The goods and services to be provided to Broadcasting under the Trade Deals after the Closing Date will be useful in connection with the operation of the Stations. All Trade Deals have been reduced in full to writing and Seller has made available to Buyer true and complete copies of each of such writings. Seller will enter into no Trade Deals, nor increase the liability of Seller to be assumed by Buyer at Closing under any Trade Deals, without the prior written consent of Buyer.

      5. Allocation. Within 30 days after the Closing Date, Seller and Buyer shall negotiate in good faith an allocation of the Purchase Price among the Assets (as well as liabilities assumed by Buyer) that complies with Section 1060 of the Internal Revenue Code with respect to the allocation of the Purchase Price. If the allocation is not agreed upon within 30 days after the Closing Date, then Buyer and Seller agree that the allocation shall be made and consistently reported by Buyer and Seller in compliance with Section 1060 based upon an asset valuation supplied by Broadcast Investment Analysts. The cost of such appraisal shall be shared equally by Buyer and Seller. Buyer will order such appraisal from Broadcast Investment Analysts promptly after such date as Buyer and Seller fail to agree on such allocation. The appraisal, if required, shall be provided to Seller within 45 days after the order of such appraisal.

      6. Deposit Escrow Deposit. Simultaneously with the execution hereof, Broadcasting, Fund IV and Media Venture Partners, as escrow agent, shall execute an escrow agreement in the form of Exhibit A hereto (the "Deposit Escrow Agreement") and, immediately after such execution, Broadcasting shall deposit $750,000 in the form of a letter of credit reasonably acceptable to Fund IV (the "Escrow Deposit"), in an escrow account to be governed by the terms of the Deposit Escrow Agreement and this Agreement. At the Closing, the Escrow Deposit and the accrued interest thereon, if any, shall be returned to Broadcasting. In the event the parties fail to close this transaction due to Buyer's material breach of this Agreement, and Seller terminates this Agreement pursuant to paragraph 19 due to such breach, the Escrow Deposit and any accrued interest thereon shall be paid to Fund IV as liquidated damages. In the event the parties fail to close this transaction for any other reason, then the Escrow Deposit and any accrued interest thereon shall be returned to Broadcasting.


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Mr. Richard Weening
Page 6
January 16, 1998

      7. Local Marketing Agreement. Simultaneously with the execution of this Agreement, Buyer and Seller shall enter into a local marketing agreement substantially in the form of Exhibit B hereto pursuant to which Seller shall make the Stations' broadcasting facilities available to Buyer prior to the Closing (the "LMA"). Upon execution of the LMA, then, notwithstanding any other provisions of this Agreement:

            (a) Seller shall not be liable for the breach of a representation or warranty of Seller contained in paragraph 10 (other than subparagraph (a) or (b) thereof) if the fact, event or circumstance that gave rise to such breach occurs after the commencement date referred to in the LMA (the "Commencement Date") and was caused by a failure by Buyer to perform its obligations under the LMA;

            (b) Seller shall not be liable for the failure to perform or observe any covenant contained in paragraph 12 if such failure was caused by a failure of Buyer to perform its obligations under the LMA; and

            (c) Buyer shall not be entitled to fail to consummate the transactions contemplated by this Agreement or to terminate this Agreement as a result of a breach of any such representation, warranty, covenant or agreement by Seller caused by the failure of Buyer to perform its obligations under the LMA.

      8. FCC and Closing. Buyer and Seller agree that the purchase of the Assets is subject to the prior consent and approval of the FCC without the imposition of any conditions materially adverse to Buyer or its affiliates (other than any Divestiture Condition, as hereinafter defined). Within ten (10) days after the execution of this Agreement, Buyer and Seller will file an application with the FCC seeking consent (the "FCC Consent") for the sale of the Stations contemplated hereby. Each party will bear its own expenses in connection with the preparation, filing and prosecution of said application. Subject to the satisfaction or waiver of the conditions contained in this Agreement, the Closing will take place at the offices of Vinson & Elkins L.L.P., in Dallas, Texas, at 10:00 a.m., local time, on the fifteenth day after the day on which the initial grant of the FCC Consent (the "Initial Grant") has become a Final Order. At the election of Buyer, the receipt of a Final Order may be waived, and in such case the Closing will occur after the Initial Grant on a date selected by Buyer on at least five days' prior notice to Seller. "Final Order" means the written action or order issued by the FCC setting forth the FCC Consent (without the inclusion of any materially adverse conditions affecting Buyer's operation or ownership of any Station, other than any Divestiture Condition) and (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended and
(b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and for the FCC to set aside


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Mr. Richard Weening
Page 7
January 16, 1998

the action on its own motion has expired or (ii) in the event of review, reconsideration or appeal, such review, reconsideration or appeal has been denied and the time for further review, reconsideration or appeal has expired. In addition to any other conditions specifically contained in this Agreement, unless waived by Buyer, the obligation of Buyer to effect the transactions contemplated hereby is subject to Seller having performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date, and, unless waived by Seller, the obligation of Seller to effect the transactions contemplated hereby is subject to Buyer having performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date. At the Closing, Buyer and Seller, as applicable, shall enter into the Bill of Sale and Assignment, the License Assignment and the Assumption Agreement substantially in the forms of Exhibit C-1, Exhibit C-2 and Exhibit D hereto, respectively, and such other documents, instruments and certificates required pursuant to this Agreement or as reasonably requested by Buyer or Seller to effect the transactions contemplated hereby.

      9. Representations and Warranties of Buyer. Except as disclosed on
Schedule 9 hereto, Buyer, jointly and severally, hereby represents and warrants to Seller as follows, and Buyer and Seller agree that Seller's obligations hereunder are subject to these representations and warranties being true and correct, in all material respects, as of the Closing Date:

            (a) Each of Broadcasting and Licensing is a corporation duly organized, validly existing and in good standing in the state of its incorporation and has all necessary corporate power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Buyer's Agreements") and consummate the transactions contemplated hereby and thereby;

            (b) Buyer's execution, delivery and performance of Buyer's Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Seller's Agreements (hereinafter defined) by Seller, will constitute the valid and binding obligation of Buyer, enforceable against it in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally;

            (c) Except for the FCC Consent, the execution, delivery and performance of Buyer's Agreements by Buyer does not require the consent of a governmental entity or a third party not affiliated with Buyer;


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Mr. Richard Weening
Page 8
January 16, 1998

            (d) There are no facts relating to Buyer or any affiliate of Buyer that would disqualify it or any affiliate of Buyer from qualifying as an assignee of the FCC licenses relating to the Stations, that would prevent it from consummating the transactions contemplated by this Agreement or delay the grant of the FCC Consent, or that would cause the FCC to impose any Divestiture Condition on Buyer or any affiliate of Buyer (or any person in which Buyer or any affiliate of Buyer has an attributable interest under FCC rules). It is not necessary for Buyer or any affiliate of Buyer (or any person in which Buyer or any affiliate of Buyer has an attributable interest under FCC rules) to seek or obtain any waiver from the FCC or, pursuant to the FCC requirements, dispose of any interest in any media or communications property or interest (including, without limitation, any Station), terminate any venture, arrangement, or agreement, or effectuate any changes or restructuring of its ownership, including, without limitation, the withdrawal or removal of officers or directors or the conversion or repurchase of equity securities of Buyer or any affiliate of Buyer owned by Buyer or any affiliate of Buyer (or any person in which Buyer or any affiliate of Buyer has any attributable interest under FCC rules). Buyer is able to certify on an FCC Form 314 that it is financially qualified. "Divestiture Condition" means any condition imposed or required by the FCC as a condition for its consent to or approval of the transfer of control of any of the FCC licenses related to the Station or otherwise to any transaction contemplated hereby or as a condition for its agreement not to institute litigation or any other proceedings to prevent the transfer of control of any of the FCC licenses related to the Stations or otherwise to prevent any of the transactions contemplated hereby which would require Buyer or any affiliate of Buyer (or any person in which Buyer or any affiliate of Buyer has an attributable interest under FCC rules) to dispose of any interest in any media or communications property or interest (including, without limitation, any of the Stations), terminate any venture, arrangement, or contract, or effectuate any change or restructuring of its ownership, including, without limitation, the withdrawal or removal of officers or directors or the conversion or repurchase of equity securities of Buyer or any affiliate of Buyer or owned by Buyer or any affiliate of Buyer (or any person in which Buyer or any affiliate of Buyer has an attributable interest under FCC rules).

            (e) Schedule 9 hereto sets forth, for the radio stations owned or to be acquired by Buyer and identified in such Schedule, the revenues during calendar year 1996 for each such station, determined in accordance with generally accepted accounting principles, and the revenues during the ten months ended October 31, 1997 for each such station, determined in accordance with generally accepted accounting principles.

      10. Representations and Warranties of Seller. Seller, jointly and severally, hereby represents and warrants to Buyer as follows, and, subject to the provisions of paragraph 7, Buyer and


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Mr. Richard Weening
Page 9
January 16, 1998

Seller agree that Buyer's obligations hereunder are subject to these representations and warranties (without giving effect to any Material Adverse Effect or other materiality qualifier contained therein) being true and correct as of the Closing Date, except to the extent that any inaccuracies in such representations and warranties that have not been waived by Buyer would not, in the aggregate, have a Material Adverse Effect (as hereinafter defined):

            (a) Seller is a limited partnership duly organized and validly existing in the State of Maryland and has all necessary partnership power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Seller's Agreements") and consummate the transactions contemplated hereby and thereby. Seller's execution, delivery and performance of Seller's Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Buyer's Agreements by Buyer, will constitute the valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. No person other than Seller has any interest in any of the Assets;

            (b) Except for the FCC Consent and except as set forth on Schedule 10(b) hereto, the execution, delivery and performance of Seller's Agreements by Seller does not require the consent of any governmental entity or third party, will not conflict with or violate the provisions of Seller's partnership agreement or any applicable law or any judgment, order or ruling of any government authority having jurisdiction over Seller, will not, directly or indirectly, conflict with or constitute a breach or default under any agreement, license or permit to which Seller is a party or is subject, and will not result in the creation of any lien or encumbrance on the Assets, except to the extent that such conflict, violation, breach, default, lien, or encumbrance would not have a Material Adverse Effect. "Material Adverse Effect" means a material adverse effect on the business, operations, properties, financial condition, results of operations, or assets of the Stations, in each case taken as a whole, or on Seller's ability to perform its obligations under, or to consummate the transactions contemplated by, this Agreement;

            (c) Seller is the authorized legal holder of all licenses, permits and authorizations from governmental and regulatory authorities which are required for the lawful operation of each Station as now being conducted, except to the extent that the failure to hold such licenses, permits, or authorizations would not have a Material Adverse Effect. All of such licenses, permits or authorizations, including all licenses, permits and authorizations issued by the FCC, are in full force and effect, are not subject to any restrictions or conditions

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Mr. Richard Weening
Page 10
January 16, 1998


      materially limiting or restricting the full operation of any Station as now being conducted and are listed on Schedule 10(c) hereto. There are no pending or, to the knowledge of Seller, threatened proceedings which could result in the revocation, modification or nonrenewal of such licenses, permits and authorizations, and Seller has no reason to believe that such licenses, permits and authorizations will not be renewed in their ordinary course. To the knowledge of Seller, there are no facts which would disqualify Seller as assignor of any FCC license for any Station;

            (d) Seller is in compliance with all laws, regulations, rules and governmental orders applicable to any Station and the Assets and operations of each Station, and Seller has not violated such laws, regulations, rules or governmental orders in the operation of any Station, except to the extent that any such non-compliance or violation would not have a Material Adverse Effect, and Seller has duly and timely made all filings with governmental and regulatory authorities that are required to have been made except to the extent any failure to file would not have a Material Adverse Effect;

            (e) Seller is not subject to any judgment, injunction, order or arbitration decision relating to the Assets or operations of any Station and there is no litigation or administrative proceeding pending or, to Seller's knowledge, threatened against Seller or any Station relating to the Assets or operations of any Station which would reasonably be expected to have a Material Adverse Effect;

            (f) Seller owns and has, and following the Closing Buyer will have, good and marketable title to the Assets, which Assets include all real and personal property necessary to conduct the business and operations of each Station as now conducted. Subject to Section 12(i), all of the personal property to be transferred to Buyer is in good and technically sound operating condition and repair in all material respects, normal wear and tear excepted, complies in all material respects with the rules of the FCC and the FCC licenses for the Stations, is sufficient to operate the Stations in material compliance with the rules of the FCC and the FCC licenses, is suitable in all material respects for the purposes for which it is now being used and has been maintained in all material respects in a manner consistent with generally accepted standards of good engineering practice. All material items of personal property to be transferred to Buyer are listed on Schedule 10(f). Each of the Assumed Contracts is a valid and binding obligation of Seller and is in full force and effect, and Seller is not, and, to the knowledge of Seller, no other party is, in default in any material respect under any Assumed Contract;


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Mr. Richard Weening
Page 11
January 16, 1998

            (g) All trade names, service marks, copyrights and other intellectual property used by Seller in the operations of any Station is licensed to or owned by Seller and Seller's rights thereto shall be assignable to Buyer on the Closing Date. All licenses of such intellectual property are valid and uncontested and Seller has received no notice of infringements or unlawful use of such property in connection with the operations of any Station;

            (h) Since the time that Capstar Broadcasting Corporation acquired control of Seller (the "Acquisition Date"), and to Seller's knowledge prior to such time, no condition has occurred that has resulted in any hazardous substances in, on or under the Assets in violation of any applicable laws or that has required or would require remediation under applicable laws or give rise to a claim for damages or compensation by any affected person or that would cause any material loss, cost, liability or expense in connection with any violation of any applicable law, any order of any governmental entity or any claim by any private or public person arising out of any exposure of any person or property to any hazardous substance, except for any violation, remediation, damages, compensation, loss, cost, liability or expense that would not have a Material Adverse Effect;

            (i) Since November 30, 1997 to the date of this Agreement, there has not occurred, and Seller has not incurred or suffered, any event, circumstance, or fact that would result in a Material Adverse Effect. Since the November 30, 1997, to the date of this Agreement, Seller has conducted its business only in the ordinary course consistent with past practice and nothing has occurred that would have been prohibited by paragraph 12 if the terms of such paragraph had been in effect as of and after November 30, 1997. Subject to Section 12(i), since November 30, 1997, there has not occurred, and Seller has not incurred or suffered, any event, circumstance or fact that materially impairs the physical assets of any of the Stations;

            (j) Since the Acquisition Date, Seller has held insurance issued by sound and reputable insurers against such risks as companies engaged in the radio broadcast business, in accordance with good business practice, would customarily be insured;

            (k) Schedule 10(k) sets forth a true and complete list of all parcels of real property included in the Assets, whether owned or leased by Seller (the "Real Property"). Seller has good and marketable fee simple title to all such parcels of owned Real Property, and a valid leasehold interest in each parcel of leased Real Property;

Mr. Richard Weening
Page 12
January 16, 1998

            (l) Except as set forth on Schedule 10(l), the Assets are free and clear of all mortgages, deeds of trust, liens, security interests, or other encumbrances other than Permitted Encumbrances;

            (m) Seller is not a party to any collective bargaining agreement and has not agreed to recognize any union or other collective bargaining representative, nor has any union or collective bargaining representative been certified as the exclusive bargaining representative of any of its employees. To Seller's knowledge, no union organizational campaign or representation petition is currently pending with respect to any employees of Seller; and

            (n) Seller has delivered to Buyer Seller's unaudited balance sheet and income statement with respect to the Stations as of November 30, 1997, and for the eleven-month period then ended (collectively, the "Financial Statements"). The Financial Statements present accurately the information purported to be presented therein as of the date or for the period of the Financial Statements.

      11. Certain Buyer Covenants. Buyer hereby makes the following covenants to Seller, the compliance with which in all material respects shall be a condition to Seller's obligations hereunder:

            (a) Buyer shall not knowingly take any action which is materially inconsistent with its obligations under this Agreement and shall notify Seller of any litigation or administrative proceeding pending or, to Buyer's knowledge, threatened against Buyer that challenges the transactions contemplated hereby;

            (b) Buyer shall not knowingly take any action that would cause any representation or warranty of Buyer contained herein to become false or invalid, and Buyer shall notify Seller of any change in Buyer's representations and warranties contained herein; provided, however, that such notice shall not operate to cure any breach of such representations or warranties; and

            (c) Buyer shall not, directly or indirectly, control, supervise or direct the operations of any Station and such control, supervision and direction shall remain and shall be the sole responsibility of Seller.

      12. Certain Seller Covenants. Subject to paragraph 7, Seller hereby makes the following covenants to Buyer, the compliance with which covenants (without giving effect to any Material Adverse Effect or other materiality qualifier contained therein) shall be a condition to Buyer's

Mr. Richard Weening
Page 13
January 16, 1998

obligations hereunder, except to the extent that the failure of compliance with which that has not been waived by Buyer would not, in the aggregate, have a Material Adverse Effect:

            (a) Seller shall conduct the operations of each Station in the ordinary and prudent course of business consistent with past practices, shall not sell, lease or dispose of any Asset to be conveyed hereunder, and shall preserve the business of the customers, suppliers and others having business relations with any Station;

            (b) Seller shall operate each Station in all material respects in accordance with the FCC license for such Station and all laws, regulations and rules applicable to such Station;

            (c) Seller shall not knowingly take any action that would cause any representation or warranty of Seller contained herein to become false or invalid, and Seller shall notify Buyer of any change in any of Seller's representations and warranties contained herein; provided, however, that such notice shall not operate to cure any breach of such representations or warranties;

            (d) Seller shall not knowingly take any action which is materially inconsistent with Seller's obligations under this Agreement;

            (e) Seller shall notify Buyer of any litigation or administrative proceeding or investigation pending or, to Seller's knowledge, threatened which challenges the transactions contemplated hereby;

            (f) Seller shall promptly notify Buyer if any Station's normal broadcast transmissions are interrupted, interfered with or in any way impaired for more than twenty-four (24) hours with notice of the problem and the measures being taken to correct such problem; provided, however, that if operation of such Station is not resumed to full licensed power and antenna height within five (5) days after such event or if more than five (5) such events occur within any thirty (30) day period, then Buyer shall, for a period of five (5) days after such occurrence, have the right to terminate this Agreement;

            (g) Until the Closing, Seller shall afford to Buyer and its representatives full access, during normal business hours, upon reasonable notice and in a manner that will not unreasonably interfere with the conduct of the business of Seller, to all the Assets, books and records, and the employees of the Stations, and shall deliver to Buyer copies of such

Mr. Richard Weening
Page 14
January 16, 1998

      financial and other information, prepared by Seller in the ordinary course and relating to the Stations, as Buyer may reasonably request;

            (h) Seller shall use commercially reasonable efforts to obtain the consents of third parties to Assumed Contracts and the landlord estoppel contemplated by Section 13(b) as promptly as is practicable; provided, however, that Seller shall not be required to make any payments to any third party in connection with such efforts; and

            (i) The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing, unless (x) caused by Buyer or
      (y) such loss, damage, impairment, confiscation, or condemnation resulted from Buyer's breach of the LMA, in which case under clause (x) or (y) such risk shall be borne by Buyer (a "Buyer's Loss"). In the event of any loss, damage, impairment, confiscation, or condemnation, whether or not covered by insurance, to be borne by Seller (a "Seller's Loss"), Seller shall promptly notify Buyer of such loss, damage, impairment, confiscation, or condemnation. If Seller, at its expense, repairs, replaces, or restores such Assets to their prior condition to the satisfaction of Buyer before the Closing in connection with a Seller's Loss, Seller shall be entitled to all insurance proceeds and condemnation awards, if any, by reason of such award or loss. If Seller does not or cannot restore or replace lost, damaged, impaired, confiscated or condemned Assets or informs Buyer that it does not intend to restore or replace such Assets in connection with a Seller's Loss, Buyer may at its option:

                  (i) terminate this Agreement by written notice forthwith
            without any further obligation hereunder if the replacement cost of such Assets exceeds $375,000 in the aggregate; or

                  (ii) proceed to the Closing without Seller completing the
            restoration and replacement of such Assets, provided that Seller shall assign all rights under applicable insurance policies and condemnation awards, if any, to Buyer, and that the Purchase Price shall be reduced by the repair or replacement cost of any Assets to the extent not covered by such insurance proceeds or condemnation awards, and in such event, Seller shall have no further liability with respect to the condition of the Assets directly attributable to the loss, damage, impairment, confiscation, or condemnation.

            Buyer will notify Seller of a decision under the options described in Section 12(i)(i) or (ii) above within ten business days after Seller's notice to Buyer of the damage or destruction of Assets and the estimate of the costs to repair or replace; provided, however, that if Seller states that

Mr. Richard Weening
Page 15
January 16, 1998

it intends to restore the damaged Assets and if Seller has not restored such damaged Assets prior to the Closing Date, notwithstanding Buyer's prior delivery of a notice to proceed pursuant to this Section 12(i), Buyer shall have the right to either postpone the Closing or terminate this Agreement by notice forthwith.

            If a Buyer's Loss occurs, Buyer shall promptly notify Seller thereof. At Buyer's request, Seller shall cooperate in Buyer's restoration or replacement of the effected Assets at no cost to Seller. In connection with a Buyer's Loss, Buyer shall not be permitted to terminate this Agreement; provided, however, any insurance proceeds or condemnation awards shall be assigned to Buyer.

      13. Certain Conditions to Buyer's Obligations. Buyer and Seller agree that Buyer's obligations hereunder are specifically conditioned upon the prior occurrence of the following:

            (a) All instruments of conveyance and transfer and other documents delivered by Seller to effect the sale, transfer and conveyance of the Assets to Buyer shall be reasonably satisfactory in form and substance to Buyer and its counsel;

            (b) Seller shall have delivered to Buyer the written consent of each of the parties from whom such consent is required for the consummation by Seller of the transactions contemplated by this Agreement, including, without limitation, those consents set forth on Schedule 10(b), and estoppel certificates of the landlords under the leases set forth on
      Schedule 13(b) hereto;

            (c) Seller shall have delivered to Buyer the opinion of Vinson & Elkins L.L.P., its transactional counsel, and Wiley, Rein & Fielding, its FCC counsel, in the forms of Exhibits E and F hereto, respectively; and

            (d) Buyer shall have received at Buyer's sole cost title commitments and surveys with respect to such parcels of Real Property (fee and leasehold) included in the Assets as Buyer may reasonably require, and such documents shall not reflect any conditions which would constitute the failure of a condition to Buyer's obligation to consummate the transactions contemplated by this Agreement.

      14. Cooperation. Buyer and Seller agree to cooperate fully with one another in taking any actions necessary or helpful to accomplish the transactions contemplated hereby, including actions to obtain consents required by the FCC or any third party and to obtain the estoppel certificates described in Section 13(b) and the title reports and commitments and surveys with

Mr. Richard Weening
Page 16
January 16, 1998

respect to the Real Property; provided, however, that Seller shall not be required to make any payments in connection with obtaining any third party consents. Buyer shall use commercially reasonable efforts to satisfy any Divestiture Condition as promptly as is practicable. The failure of Buyer to satisfy any Divestiture Condition shall be deemed to be a material breach of this Agreement permitting Seller to terminate this Agreement pursuant to the provisions of Section 19(a).

      15. Bulk Sales. Buyer and Seller agree to waive compliance with all "bulk sales" or similar laws that may be applicable to the transactions contemplated hereby, and Seller agrees to indemnify and hold Buyer harmless against any claim made against Buyer by any creditor of Seller as a result of failure to comply with any such laws.

      16. Confidentiality. Buyer and Seller shall each keep confidential all information obtained by it with respect to the other in connection with this Agreement, will use such information solely in connection with the transactions contemplated hereby, and shall return all such information to the other party if such transactions are not consummated for any reason.

      17. Costs and Expenses. Except as otherwise expressly set forth in this Agreement, Buyer and Seller agree that each party shall be solely responsible for all costs and expenses incurred by it in connection with the consummation of the transactions contemplated hereby; provided, however, that all transfer, sales or use taxes or similar charges resulting from the transfer of the Assets contemplated hereby shall be borne by Seller, and the filing fees with respect to the application for the FCC Consent will be shared equally by Buyer and Seller. In the event of a dispute between the parties in connection with this Agreement or the transactions contemplated hereby, each of the parties hereto agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

      18. Indemnification. (a) From and after the Closing Date, Seller agrees to indemnify and hold Buyer and its affiliates harmless from and against all costs, expenses, losses and damages (including reasonable attorney fees) (collectively, "Indemnified Costs") incurred by Buyer or such affiliates as a result of or arising out of (i) the breach by Seller of any of its representations and warranties (without giving effect to any Material Adverse Effect or other materiality qualifier contained therein) contained in this Agreement, (ii) the failure by Seller to perform its covenants (without giving effect to any Material Adverse Effect or other materiality qualifier contained therein) set forth in this Agreement, (iii) the conduct of the operation of each Station prior to the Closing Date, and (iv) any and all obligations or liabilities of Seller not expressly assumed by Buyer pursuant to the terms hereof. From and after the Closing Date, Buyer agrees to indemnify and hold Seller and its affiliates harmless from and against all Indemnified Costs incurred by Seller or such affiliates as

Mr. Richard Weening
Page 17
January 16, 1998

a result of or arising out of (w) the breach by Buyer of any of its representations and warranties (without giving effect to any Material Adverse Effect or other materiality qualifier contained therein) contained in this Agreement, (x) the failure by Buyer to perform its covenants (without giving effect to any Material Adverse Effect or other materiality qualifier contained therein) set forth in this Agreement, (y) the conduct of the operations of each Station after the Closing Date, including any and all liabilities arising under any FCC license or Assumed Contract which relates to events occurring after the Closing Date and (z) any and all obligations or liabilities expressly assumed by Buyer pursuant to the terms hereof. The indemnified party shall make no settlement, compromise, admission or acknowledgment that would give rise to liability on the part of the indemnifying party without the prior written consent of the indemnifying party.

            (b) The following provisions shall govern the indemnification rights and obligations hereunder:

                  (i) The indemnifying party shall not be required to indemnify the indemnified party or its affiliates hereunder with respect to the matters described in Section 18(a)(i) and (ii) and Section 18(a)(w) and
      (x) unless and until the aggregate amount of all Indemnified Costs incurred by the indemnified party or such affiliate and to which indemnification hereunder applies exceeds $50,000 (the "Minimum Loss"). After the Minimum Loss is exceeded, the indemnified party or its affiliates shall be entitled to be paid the entire amount of the Indemnified Costs of the indemnified party or its affiliates in excess of (but not including ) the Minimum Loss, subject to the limitations on recourse and recovery set forth in this paragraph 18(b).

                  (ii) Seller shall not be liable for any Indemnified Costs of Buyer or its affiliates, and Buyer shall not be liable for any Indemnified Costs of Seller or its affiliates, unless a written claim for indemnification is given by Buyer or its affiliates to Seller, or by Seller or its affiliates to Buyer, as applicable, with respect thereto (x) at any time after the Closing Date (but subject to applicable statutes of limitation) with respect to a breach by Seller of the representations and warranties set forth in paragraph 10(a) or the first sentence of paragraph 10(f), (y) on or before 5:00 p.m. Dallas, Texas time on the ninetieth day after expiration of the applicable statute of limitations with respect to claims asserted by third parties, and (z) on or before 5:00 p.m. Dallas, Texas time on the eighteenth month anniversary of the Closing Date with respect to any other claim.

                  (iii) The aggregate liability of Seller pursuant to this paragraph 18 shall be limited to $750,000.

Mr. Richard Weening
Page 18
January 16, 1998

                  (iv) The parties acknowledge and agree that, after the Closing, notwithstanding any other provision of this Agreement to the contrary, a party's sole and exclusive remedy with respect to Indemnified Costs and any and all other claims relating to the subject matter of this Agreement and the transactions contemplated hereof and by any other document or agreement executed in connection herewith shall be in accordance with, and limited by, the provisions set forth in this paragraph 18.

            (c) All representations, warranties, agreements and covenants contained herein shall survive the Closing in full force and effect (i) without limitation as to duration with respect to the representations and warranties of Seller set forth in paragraph 10(a) and the first sentence of paragraph 10(f),
(ii) until the ninetieth day after expiration of the applicable statute of limitations with respect to those representations, warranties, agreements and covenants that are alleged to be breached based on third party claims, and (iii) until the eighteenth month anniversary of the Closing Date with respect to all other claims, and following termination of a representation, warranty, agreement or covenant, no claim can be brought with respect to a breach thereof, but such termination shall not affect any claim for a breach thereof that was asserted before the date of termination.

      19. Termination. This Agreement may be terminated at any time prior to Closing as follows:

            (a) by written notice of Buyer to Seller or Seller to Buyer if the other breaches any of its representations or warranties or defaults in the performance of its covenants or agreements contained herein, in any case which would give rise to the failure of a condition to the Closing hereunder, and such breach or default shall not be cured within thirty
      (30) days after the date notice of such breach or default is served by the party seeking to terminate this Agreement; provided, however, that (i) there shall be no cure period for Buyer's failure to obtain all funds on or prior to the Closing Date necessary to pay the Purchase Price (which failure will constitute a material breach hereunder) and (ii) in no event may the cure period be extended beyond the termination date set forth in paragraph 19(d) in the event the breach being cured relates to one or more Divestiture Conditions;

            (b) by written notice of Buyer to Seller or Seller to Buyer, if the FCC denies granting the FCC Consent by a Final Order;

            (c) by written notice of Buyer to Seller or Seller to Buyer, if there shall be in effect any judgment, decree or order that would prevent or make unlawful the Closing of the transactions contemplated by this Agreement;

Mr. Richard Weening
Page 19
January 16, 1998

            (d) by ten days written notice of Buyer to Seller, or by Seller to Buyer, if the Closing shall not have been consummated on or before the first anniversary of the filing by the parties of the application for the FCC Consent; provided, however, that the right to terminate this Agreement under any of clauses (a) through (d) of this paragraph 19 shall not be available to Buyer in the event that Buyer's failure to satisfy or remove all Divestiture Conditions, if any, has been the cause of, or resulted in, the matter giving rise to the termination rights set forth in the applicable clause; and provided, further, that if the Closing shall not have occurred on or before the first anniversary of the filing by parties of the application for the FCC Consent due to Buyer's failure to satisfy or remove a Divestiture Condition, such failure shall constitute a material breach of this Agreement by Buyer; or

            (e) By written notice under the circumstances provided for in paragraph 12(f) or 12(i);

provided, however, that no party hereto may effect a termination hereof if such party is then in material breach or default of this Agreement; and provided further, that the termination of this Agreement pursuant to this paragraph shall not relieve any party of any liability for breach of this Agreement prior to the date of termination and shall not terminate the covenants and agreements contained in paragraphs 6, 16, 17, 19, 20, 21, 22, 23, 24, 25, 26, 27 and 28.
Prior to the Closing, Seller and Buyer each acknowledge and agree that such party's sole and exclusive remedy with respect to any and all claims for any breach or liability under this Agreement and the transactions contemplated hereby shall be solely in accordance with, and limited by, this paragraph 19 and paragraph 6. In the event this Agreement is properly terminated prior to Closing by either party pursuant to Section 19(a), the liability of the non-terminating party shall be $750,000, which amount shall be paid to the terminating party as liquidated damages. The parties agree that the foregoing liquidated damages are reasonable considering all the circumstances existing as of the date hereof and constitute the parties' good faith estimate of the actual damages reasonably expected to result from the termination of this Agreement by a party due to the other party's breach of this Agreement. Each party agrees that, to the fullest extent permitted by law, such party's right to payment of such liquidated damages shall be its sole and exclusive remedy if the Closing does not occur, including its sole and exclusive remedy with respect to any damages whatsoever that such party may suffer or allege to suffer as a result of any claim or cause of action asserted by such party relating to or arising from breaches of this Agreement by the other party.

      20. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other parties hereto.

Mr. Richard Weening
Page 20
January 16, 1998

      21. Amendment. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment or consent is sought.

      22. Governing Law. This Agreement, including, without limitation, the interpretation, construction, validity and enforceability thereof, shall be governed by the laws (other than the conflict of laws rules) of the State of Maryland.

      23. Notice. All notices, requests, consents, waivers and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (a) if transmitted by facsimile, upon acknowledgment of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (d) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver or other communication relates at the following addresses:

            To Buyer:   Cumulus Broadcasting, Inc.
                        330 E. Kilbourn Avenue
                        Suite 250
                        Milwaukee, Wisconsin 53202
                        Attention: Richard Weening
                        Fax: (414) 283-4505

            Copy to:    Paul, Hastings, Janofsky & Walker LLP
                        1299 Pennsylvania Avenue, N.W.
                        Washington, D.C. 20004-2400
                        Attention:  David Burns
                        Fax: (202) 508-9700

            To Seller:  Benchmark Radio Acquisition Fund IV Limited
                        Partnership
                        600 Congress Avenue, Suite 1400
                        Austin, Texas 78701
                        Attention: William S. Banowsky, Jr.
                        Fax: (512) 404-6850

Mr. Richard Weening
Page 21
January 16, 1998

            Copy to:    Vinson & Elkins L.L.P.
                        3700 Trammell Crow Center
                        2001 Ross Avenue
                        Dallas, Texas  75201
                        Attention:  Michael D. Wortley
                        Fax: (214) 999-7732

      24. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

      25. Severability. Buyer and Seller agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

      26. Entire Agreement. This Agreement and the exhibits hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

      27. No Liability. Buyer agrees that no stockholder, director or officer of Seller or its affiliates shall have any personal or individual liability for the obligations of Seller under this Agreement or any other agreement entered into in connection with this Agreement. Seller agrees that it will retain assets, or cause any affiliate of Seller who shall assume Seller's obligations under this Agreement to retain such assets, with a fair market value at least equal to the amount set forth in Section 18(a)(iii) until eighteen months after the Closing Date and, if a claim is made by Buyer for indemnification under Section 18 within such eighteen month period, Seller shall retain such assets, or cause any affiliate of Seller who shall assume Seller's obligations under this Agreement to retain such assets, or provide other credit assurances reasonably satisfactory to Buyer, until such claim is finally resolved.

      28. Brokers. Neither Buyer nor Seller nor any person acting on behalf of Buyer or Seller has agreed to pay any commission or finder's fee in connection with this Agreement, other than to Media Venture Partners, whom Buyer and Seller acknowledge has represented Seller. Buyer and Seller agree that the payment of the brokerage commission due to Media Venture Partners at the Closing shall be the sole responsibility of Seller.

Mr. Richard Weening
Page 22
January 16, 1998

      29. Further Actions. After the Closing Date, Seller shall execute and deliver such other certificates, agreements, conveyances, and other documents, and take such other action, as may be reasonably requested by Buyer in order to transfer and assign to, and vest in, Buyer the Assets pursuant to the terms of this Agreement.

      30. No Reversionary Interest. The parties expressly agree, pursuant to
Section 73.1150 of the FCC rules, that Seller does not retain any right to reassignment in the future of any of the FCC licenses transferred pursuant to this Agreement or to operate or use the facilities of any of the Stations for any period beyond the Closing Date.

Mr. Richard Weening
Page 23
January 16, 1998

      Kindly sign where indicated below to indicate your acceptance of this Agreement with the terms set forth above.

                              Sincerely,


                              BENCHMARK RADIO ACQUISITION FUND IV
                              LIMITED PARTNERSHIP

                              By:   BENCHMARK COMMUNICATIONS RADIO
                                    LIMITED PARTNERSHIP,
                                    Its General Partner

                                    By:   BENCHMARK COMMUNICATIONS
                                          HOLDINGS, INC.,
                                          Its General Partner

                                          By:
                                                --------------------------------
                                                William S. Banowsky, Jr.
                                                Vice President

                              WOSC LICENSE LIMITED PARTNERSHIP

                              By:   BENCHMARK RADIO ACQUISITION
                                    FUND IV LIMITED PARTNERSHIP,
                                    Its General Partner

                                    By:   BENCHMARK COMMUNICATIONS
                                          RADIO LIMITED PARTNERSHIP,
                                          Its General Partner

                                    By:   BENCHMARK COMMUNICATIONS
                                          HOLDINGS, INC.,
                                          Its General Partner


                                          By:
                                                --------------------------------
                                                William S. Banowsky, Jr.
                                                Vice President

Mr. Richard Weening
Page 24
January 16, 1998

                              WWFG LICENSE LIMITED PARTNERSHIP

                              By:   BENCHMARK RADIO ACQUISITION
                                    FUND IV LIMITED PARTNERSHIP,
                                    Its General Partner

                                    By:   BENCHMARK COMMUNICATIONS
                                          RADIO LIMITED PARTNERSHIP,
                                          Its General Partner

                                    By:   BENCHMARK COMMUNICATIONS
                                          HOLDINGS, INC.,
                                          Its General Partner


                                          By:
                                                --------------------------------
                                                William S. Banowsky, Jr.
                                                Vice President

The foregoing reflects my understanding and agreement as outlined above this 16th day of January, 1998.

CUMULUS BROADCASTING, INC.


By:
      --------------------------------
      Richard Weening
      Chairman

CUMULUS LICENSING CORP.


By:
      --------------------------------
      Richard Weening
      Chairman